As filed with the Securities and Exchange Commission on December 30, 2009	Registration Statement No. 333-111435

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Steen River Oil & Gas Ltd. (Formerly JED Oil Inc.)

(Exact name of Registrant as specified in its charter)

Alberta, Canada	1311	N/A
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Box 1420 1601 - 15th Avenue

Didsbury, Alberta, Canada T0M 0W0

(403) 335-2101

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Copies to:

Kimberley R. Anderson

Dorsey & Whitney LLP

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

(206) 903-8803

Approximate date of proposed sale to the public: No longer applicable because the securities are being removed from registration.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.	☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-111435) is being filed with the Securities and Exchange Commission to terminate the offering and to remove from registration the common shares that were registered but which remain unsold as of the date of this amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Didsbury, province of Alberta, on December 29, 2009.

Steen River Oil & Gas Ltd. By: /s/ Rob Moffat Rob Moffat Interim Chief Restructuring Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Rob Moffat	Interim Chief Restructuring Officer (principal executive officer and person performing the function of Board of Directors)	December 29, 2009
Rob Moffat

By:	/s/ Richard D. Carmichael	Chief Financial Officer (principal financial officer and principal accounting officer)	December 29, 2009
Richard D. Carmichael

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States in the City of Didsbury, Province of Alberta on this 29th day of December, 2009.

JED Oil (USA) Inc.

/s/ Richard Carmichael

Name: Richard Carmichael

Title: Chief Financial Officer